SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2009

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

000-27927	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri 63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS; CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATROY ARRANGEMENTS OF CERTAIN OFFICERS.

This Form 8-K/A supplements the disclosures in Item 5.02 of the Form 8-K of Charter Communications, Inc., (the "Company") dated November 30, 2009.

Election of Compensation and Benefits Committee

    As of December 10, 2009, the Board of Directors (the "Board") of the Company elected the following directors to the Compensation and Benefits Committee of the Board:  Robert Cohn, W. Lance Conn and Eric L. Zinterhofer.  Mr. Conn was elected to be the chair of the Compensation and Benefits Committee.

    As of December 15, 2009, the Board announced that David C. Merritt has been appointed to the Board.  Mr. Merritt will serve as chair of the Audit Committee of the Board. Christopher M. Temple will join Mr. Merritt as a member of the Audit Committee.  The Nominating and Governance Committee will consist of William L. McGrath, John D. Markley, Jr., and Bruce A. Karsh, who will serve as the chair.  A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 7.01 REGULATION FD.

    The Company has made information available on its website (www.charter.com under the “Investor and News Center” tab), describing the post emergence capital structure and other information as a result of emerging from its Chapter 11 bankruptcy proceedings on November 30, 2009.  A copy of the post emergence capital structure is attached hereto as Exhibit 99.2.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

Exhibit No.	Description
99.1	Press Release dated December 15, 2009. *
99.2	Post Emergence Capital Structure. **

* filed herewith
** furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                               CHARTER COMMUNICATIONS, INC.
                               Registrant

Dated: December 15, 2009

By:/s/ Kevin D. Howard Name: Kevin D. Howard Title: Senior Vice President, Controller and Chief Accounting Officer

EXHIBIT

Exhibit No.	Description
99.1	Press Release dated December 15, 2009. *
99.2	Post Emergence Capital Structure. **

* filed herewith
** furnished herewith